EXHIBIT 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sonoco Products Company (filed October 28, 2002, File No. 333-100799) of our report dated June 3, 2005 relating to the financial statements and supplemental schedule of the Sonoco Savings Plan as of December 31, 2004 and for the year then ended, which appears in Exhibit 99-2 to this Annual Report on Form 10-K/A.

/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
June 29, 2005